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PROXY                                                                   PROXY

                         AMERICAN EXPLORATION COMPANY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [                ], 1997

The undersigned hereby appoints John M. Hogan and T. Frank Murphy, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Depositary Shares of American Exploration Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to
be held on [            ], 1997, at [                 ], local time, at
[                ], and at any adjournments thereof with respect to the
matters set forth in the Joint Proxy Statement/ Prospectus dated
[                      ], 1997, and all supplements and amendments thereto,
with the same effect as though the undersigned were present in person and voting such shares and are further authorized in their discretion to vote upon such other business as may properly come before the Special Meeting of Stockholders, and any adjournments thereof. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting of Stockholders and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENT THEREOF.

     (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)

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                         AMERICAN EXPLORATION COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

[                                                                             ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 SET FORTH BELOW.

                                                    FOR   AGAINST   ABSTAIN

1.  APPROVAL OF THE AGREEMENT AND PLAN OF           / /     / /       / /
    REORGANIZATION DATED AS OF JUNE 24, 1997,
    AS AMENDED, BY AND BETWEEN
    LOUIS DREYFUS  NATURAL GAS CORP.,
    AND AMERICAN EXPLORATION COMPANY,
    AND THE MERGER CONTEMPLATED THEREBY.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Joint Proxy Statement/Prospectus (with all enclosures
and attachments) dated [              ], 1997, relating to the meeting.

Signature(s)
            -------------------------------------------

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Dated:                                           , 1997
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IMPORTANT: Please sign EXACTLY as name(s) appear hereon. Joint Owners should each sign. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title.



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